UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

XL GROUP
Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

          The following information is being furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

          On November 5, 2012, XL Group plc issued the press release attached as Exhibit 99.1 and incorporated by reference herein announcing the results for the third quarter ended September 30, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ms. Valerie Gooding has resigned from the Company’s Board of Directors, effective as of November 2, 2012. Ms. Gooding has informed the Company that her decision relates to her other responsibilities, where as a result of events at other companies of which she is a director or chairman, there has been a substantial increase in time commitments that were not foreseen at the time she accepted the Board position at the Company. She has informed the Company that she is unable to devote sufficient time to the Company for the foreseeable future and that her resignation is not due to any disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release (“XL Group plc Announces Third Quarter 2012 Results”), dated November 5, 2012.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012

XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

	Name:	Kirstin Gould
	Title:	General Counsel and Secretary